Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Dividend Advantage Municipal Fund 2
333-53240, 811-10255

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a
 new
investment
management
 agreemen
t
 Common and
 MuniPreferred
 shares voting
together as a
class

  MuniPreferred
 shares voting
 together as a
 class



   For

           15,333,938

   Against

                788,428
  -
   Abstain

                528,668

   Broker
Non-Votes

             5,002,836
-
      Total

           21,653,870


To ratify the
selection of
Ernst &
Young LLP
as the
independent
 registered
public
accounting
firm for the
current fiscal
year

 For

           21,138,179

  -
   Against

                212,090

   Abstain

                303,601

      Total

           21,653,870

                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 018715.